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                                                                   EXHIBIT 10.35

                     PROFESSIONAL SERVICES AGREEMENT 80005

     THIS AGREEMENT is effective as of February 1, 1998 Mr. Edward Frymoyer, EMF Associates (hereinafter called the "EMF Associates") and Jaycor Networks, Inc., a Delaware corporation (hereinafter called "Jaycor Networks, Inc.").

                                  WITNESSETH:

     WHEREAS, Jaycor Networks, Inc. is conducting certain programs of study and development pursuant to its business.

     WHEREAS, EMF Associates desires to so aid Jaycor Networks, Inc. by performing such services (hereinafter called the "work");

     NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

     EMF Associates shall perform all the services set forth in the attached schedule, for the consideration set forth therein, and the rights and obligations of the parties to this Agreement shall be subject to and governed by said Schedule and the General Provisions attached hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                             Jaycor Networks, Inc.


BY: /s/ EDWARD FRYMOYER                      BY: /s/ FRANK C. ROBBINS
   --------------------------                   -----------------------------
   Edward Frymoyer, EMF Associates              Frank C. Robbins
   EMF Associates                               JAYCOR Contracts Manager
   Social Security No.: 95-3701733

DATE:  7/13/98                               DATE:  7/13/98
     -----------------                            -----------------

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                                    SCHEDULE


ARTICLE I - TERM OF AGREEMENT

      This Agreement shall commence on February 1, 1998 and shall continue in effect until January 31, 1999, unless terminated earlier as hereinafter provided.

ARTICLE II- STATEMENT OF WORK

      A. During the above specified period of performance, EMF Associates shall perform the work described below:

      Consulting on Fibre Channel

      B. EMF Associates agrees to perform such services as may be requested by Jaycor Networks, Inc. to the best of his/her ability at such place or places and during such hours as shall be mutually agreeable to the parties hereto.

      C. EMF Associates will work under the technical direction of Dr. Terry Flanagan.

ARTICLE III - PAYMENT

      A. For performing the work, EMF Associates shall be paid $10,000 per month during the term of this agreement.

      B. For periods during which EMF Associates is in authorized travel status, he/she will be reimbursed reasonable, actual expenses for transportation and lodging. A receipt is required for any reimbursable expenditure of $10.00 or more.

      C. Jaycor Networks, Inc. will reimburse EMF Associates for cost of transportation by common carrier and/or automobile mileage when EMF Associates's automobile is used as a means of transportation in connection with work under this Agreement.

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ARTICLE IV - REQUIREMENTS

     This Agreement is for services specified in ARTICLE II - STATEMENT OF WORK, and for the period set forth therein. Performance of services shall be made only as requested by Jaycor Networks, Inc.

                               GENERAL PROVISIONS

SECTION I - EQUIPMENT AND DATA

     Jaycor Networks, Inc. shall furnish without cost to EMF Associates such equipment and data as Jaycor Networks, Inc. in its discretion deems necessary for the performance of the work. Upon completion of the work or termination of the work, as provided in Section VII hereof, EMF Associates shall promptly return such equipment and data to Jaycor Networks, Inc.

     Jaycor Networks, Inc. shall have title to all software, designs, processes, materials and or improvements thereof, developed under this Agreement.

SECTION II - PATENT RIGHTS

     EMF Associates shall (i) disclose promptly to Jaycor Networks, Inc. all ideas, inventions, discoveries and improvements (whether or not patentable) relative to the field of work set forth in the Schedule, conceived or first reduced to practice by him/her in connection with his/her work under this Agreement during the period it is in effect, or (ii) certify to Jaycor Networks, Inc. that, to the best of EMF Associates's knowledge and belief, no such ideas, inventions, discoveries or improvements have been conceived or first reduced to practice during the term of this Agreement. EMF Associates further agrees that all such ideas, inventions discoveries and improvement shall be the sole and absolute property of Jaycor Networks, Inc. and that he/she will, at any time, at the request and expense of Jaycor Networks, Inc., execute any and all papers, and do whatsoever is reasonably required to insure that Jaycor Networks, Inc. shall obtain full title to such ideas, inventions, discoveries and improvements.

SECTION III - COPYRIGHTS

     EMF Associates agrees that all writings, sound recordings, pictorial reproductions, drawings or other graphical representations, and works of any similar nature, which he develops for Jaycor Networks, Inc. in connection with this Agreement, shall be the property of Jaycor Networks, Inc., and that Jaycor Networks, Inc. may duplicate, use, or disclose the same in any manner and for any purpose whatsoever, and have others do so. EMF Associates shall not deliver to Jaycor Networks, Inc. under this Agreement any copyrighted matter, without the prior written approval of Jaycor Networks, Inc., and agrees that Jaycor Networks, Inc. shall have the right to copyright anywhere any and all matter delivered under this Agreement.


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SECTION IV - INDEPENDENT CONTRACTOR STATUS

     A. EMF Associates is retained by Jaycor Networks, Inc. as an independent contractor, pursuant to this Agreement and is not authorized to act as Jaycor Networks, Inc.'s agent unless Jaycor Networks, Inc. shall expressly authorize such agency in writing. EMF Associates shall not enter into any contract, agreement or other obligation as an agent for Jaycor Networks, Inc. without Jaycor Networks, Inc.'s prior written consent to entering the specific agreement, contract or obligation under consideration.

     B. EMF Associates shall not be deemed an employee of Jaycor Networks, Inc. for the purpose of participation in any pension, bonus, insurance, medical plan or other employee benefit program offered by Jaycor Networks, Inc. for its employees, nor shall Jaycor Networks, Inc. be obligated to carry Workmen's Compensation Insurance or pay for state disability compensation insurance for EMF Associates. EMF Associates agrees to pay all State and Federal imposed insurance costs and taxes while retained by Jaycor Networks, Inc.

     C. EMF Associates will not subcontract or otherwise employ anyone to do any of the services described in this Agreement without the prior written consent of Jaycor Networks, Inc.

SECTION V - INDEMNIFICATION

     EMF Associates shall indemnify, protect and save Jaycor Networks, Inc. harmless from all loss, damage, cost and expense that Jaycor Networks, Inc. may sustain or for which Jaycor Networks, Inc. shall become liable resulting from death or injury to persons or loss or destruction of or damage to property which may be caused by EMF Associates during the performance of services rendered pursuant to this Agreement.

SECTION VI - COMPLIANCE WITH LAWS

     EMF Associates shall comply with any applicable laws, statutes, regulations or ordinances of the United States of America, or any Federal Government agency or other State or local governmental agency, which is applicable to the conduct of the consulting services which are the subject of this Agreement. EMF Associates shall take all action, or refrain from any action, which may be required for unconditional compliance with State and Federal laws, statutes, regulations or ordinances.

SECTION VII - TERMINATION

     This Agreement may be terminated by Jaycor Networks, Inc. at any time within the period of its duration upon not less than fifteen (15) days written notice by Jaycor Networks, Inc. to EMF Associates. EMF Associates, with the written consent of Jaycor Networks, Inc. may terminate this Agreement upon not less than fifteen (15) days written notice to Jaycor Networks, Inc., and the consent of Jaycor Networks, Inc. shall not be unreasonably withheld.




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SECTION VIII - ASSIGNMENT

     Neither this agreement nor any claim arising under this Agreement shall be assigned by EMF Associates without first obtaining the written consent of Jaycor Networks, Inc.

SECTION IX - ARBITRATION

     A. Except as otherwise provided in this Agreement, any dispute concerning a question of fact arising under this Agreement which is not disposed of by agreement shall be submitted for arbitration in the City of San Diego, State of California, or such other place as may be selected by mutual agreement of the parties, in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon any award rendered in such arbitration may be entered in any court having jurisdiction thereof.

     B. Pending disposition of any dispute by agreement or by arbitration award, as provided hereunder, EMF Associates shall proceed diligently with the performance of this Agreement in accordance with the final written decision of Jaycor Networks, Inc. regarding the matter in dispute.

     SECTION X - DISCLOSURE OF INFORMATION

     EMF Associates hereby agrees that all information received from Jaycor Networks, Inc. is received in confidence and is the property of Jaycor Networks, Inc. and that such information will not be duplicated, used or disclosed to any third party without the prior written permission of Jaycor Networks, Inc.

SECTION XI - GENERAL INFORMATION FOR EMF ASSOCIATES

     The following information has been prepared to acquaint you with some of Jaycor Networks, Inc.'s policies as they may pertain to you.

     A. SECURITY CLEARANCE - When a security clearance is required, EMF Associates will be provided with the appropriate Department of Defense forms for completion and return to Jaycor Networks, Inc. These forms should be completed and returned as soon as possible so that the processing of a security clearance may be initiated. When required, EMF Associates must have an active security clearance before providing any classified services to Jaycor Networks, Inc.

     B. TRAVEL - This Professional Service Agreement provides for reimbursement of authorized travel expenses involving air, train, bus, personal automobile, rental car or taxi. The individual (See Article II. C of Schedule) with which EMF Associates is working must authorize each trip in advance.

          1. Travel Status - EMF Associates residing at a location other than one at which he will work requires Jaycor Networks, Inc.'s prior approval for reimbursement of his initial travel to report for work. A per diem allowance of $25/day will be paid while in authorized travel status for Jaycor Networks, Inc., which is expected to cover reasonable actual expenses of meals and incidentals. Time spent in travel will not be considered time worked for fee purposes unless actual work is performed during such period of travel. Air travel accommodations shall be less than first class except when other accommodations are the only




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means that will ensure completion of urgent business. (Any exceptions must be explained and documented in the request for reimbursement.)

     2. Air Travel - EMF Associates may request a prepaid ticket from the individual with whom he/she is consulting or may purchase a ticket and be reimbursed on his/her expense report by attaching the ticket stub and making the proper entry in his/her report.

     3. Car Rental - Car rentals (not to exceed "Standard" car rates) must be authorized in advance by the individual with whom EMF Associates in working.

     4. Use of Personal Auto - With prior approval from the individual with whom he/she is working, EMF Associates may use his/her personal automobile for transportation to a work location, reimbursable at a rate of $.30/mile.

     5. Expense Reports - EMF Associates must file an expense report with appropriate receipts. When returning from a short trip, expenses should be filed immediately and when on an extended trip, expenses should be filed on a weekly basis. All expense reports are to be submitted to the individual with whom EMF Associates is working.

     C. ENGAGING IN OTHER EMF ASSOCIATES ACTIVITIES - When EMF Associates divides his time between Jaycor Networks, Inc. and other clients, EMF Associates shall prorate expenses proportional to time spent for each client.

     D. MUTUAL CONSENT FOR CHANGE OF DUTIES - The duties of EMF Associates may be changed from time to time by the mutual consent of Jaycor Networks, Inc. and EMF Associates without resulting in a rescission of this Agreement. Notwithstanding any such change, the agreement of EMF Associates to provide the services which are the subject of this Agreement shall be construed as continuing under this Agreement as modified.

     This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the retaining of EMF Associates by Jaycor Networks, Inc. and contains all the covenants and agreements between the parties with respect to such consulting services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone action on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the parties to be charged.

     If any provision in this Agreement is held by a court of competent jurisdiction to be valid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.


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                             JAYCOR NETWORKS, INC.
                                AMENDMENT NO. 01
                  PROFESSIONAL SERVICES AGREEMENT No. 80005-01


The undersigned agrees to the following Amendment to the Professional Services Agreement dated February 1, 1998.


This Amendment is for additional consulting services:
Period of Performance: February 1, 1998 to January 31, 2000


1. Article II - A. Statement of Work - by adding additional work "As Directed," charge number 7801-01 and C. "Consultant will work under the technical direction of Dr. Terry Flanagan.

2. Article III - Payment - an additional not-to-exceed ONE HUNDRED TWENTY THOUSAND DOLLARS AND ZERO CENTS ($120,000)) along with ZERO for Expenses have been added to this work order. JNI is not obligated to


All other terms and conditions of the original Agreement and subsequent renewals remain in effect.


By:                                          Jaycor, Inc.:

/s/ EDWARD FRYMOYER                     /S/ FRANK C. ROBBINS
------------------------------          --------------------------------
(Consultant) Edward Frymoyer                Frank C. Robbins
EMF Associates                              Contracts Manager
S.S.#: 95-3701733


DATE                                    DATE
    ---------------------                   --------------------
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EMF ASSOCIATES                                                           2/11/99

                                  EXHIBIT "A"
                  PROFESSIONAL SERVICES AGREEMENT NO. 80005-01



NOT-TO-EXCEED HOURS/FUNDS*

WORK ORDER: 7801-01
Period of Performance:   2/1/98 - 1/31/00

                              PREVIOUS          AMEND 01         TOTAL
                              --------          --------         -----
Hours                         N/A               N/A

Labor $                       $120,000          $120,000         $240,000
Expense $                      $30,000             $0.00       $30,000.00

* It should be noted that the funds are the maximum available, by Work Order Number. You will be provided guidance by the Program Manager with respect to how to allocate your time.